UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005 (May 16, 2005)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 16, 2005, after consideration of the performance of J. Alexander’s Corporation (the “Company”) and the individuals noted and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following:

Cash Incentive Performance Program. The J. Alexander’s Corporation Cash Incentive Performance Program (“CIPP”) is intended to provide incentives to the Company’s senior executive officers and other executive employees as determined by the Committee in the form of cash bonus payments for achieving certain performance goals established by the Committee. The performance awards will be based on achievement of established earnings before interest, taxes, depreciation, amortization, pre-opening costs and stock option expense as well as other criteria specific to the individual. Actual awards can range from zero to 100% of a participant’s base salary. The Committee will administer and make all determinations under the CIPP.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is furnished herewith:

10(bb) J. Alexander’s Corporation Cash Incentive Performance Program

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 2005	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10(bb)	J. Alexander’s Corporation Cash Incentive Performance Program

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